For Immediate Release:

                     DIVERSIFIED SECURITY SOLUTIONS REPORTS
                    2003 YEAR END AND FOURTH QUARTER RESULTS

SADDLE BROOK, N.J., March 24, 2004, Diversified Security Solutions, Inc. (AMEX:
DVS), a turnkey provider of technology-based integrated electronic security solutions, announced its financial results for the year and three months ended December 31, 2003.

Sales for the year ended December 31, 2003 were $18,261,065 representing a decrease of $569,028 from $18,830,093 for the same period a year ago. This decrease was principally related to lower sales from the Company's products manufactured by Viscom Products, Inc. ("Viscom") which were partially offset by increased sales of integration products and services. For the year ended December 31, 2003, the Company reported a net loss of $2,957,102 as compared to net income of $305,052 for the year ended December 31, 2002. The net loss in 2003 was in part related to the lower demand for Viscom products manufactured by the Company and increased selling, general and administrative costs related to the Company's expansion into new geographic markets during 2002. The net loss per common share for the year ended December 31, 2003 was $0.58 as compared to a profit of $0.06 per common share for the same period of the prior year.

Sales for the quarter ended December 31, 2003 increased $84,730 to $5,940,805 from $5,856,075 for the same period of the prior year as the acquisitions in the prior year contributed to the growth in sales for the Company's integration products and services that was partially offset by the lower sales by Viscom. During the fourth quarter of 2003 the Company recorded a restructuring charge of $717,911 related to the write down of inventory and product software development costs related to products manufactured by Viscom for which the Company decided to outsource to third party manufactures. Doug Beck, the Company's CFO noted that "the fourth quarter selling, general and administrative costs included approximately $514,000 in charges related to the issuance of stock to employees, an impairment charge for certain intangibles and the cost associated with terminating an employment agreement". The Company reported net income of $698,522 or $.14 per common share for the quarter ended December 31, 2003, principally related to recognizing a tax benefit on the 2003 loss as compared to net income of $58,328 or $.01 per common share for the same period of the prior year.

Jim Henry the Company's CEO said "We are encouraged by our fourth quarter results which showed gross profit margins improving sequentially over the September 2003 quarter. The cost reductions and management control systems, implemented earlier in the year, have begun to show results."

The Company will host a conference call on Thursday March 25, 2003 at 10AM EST to discuss these results. To participate in this call, dial 1-888-371-9318 by 9:55AM EST. A recording of the call will be available after 12:00 EST Thursday March 25, 2004 until April 1, 2004. To access the recording, call 877-519-4471 with pin number 4631304.






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A management summary and financial analysis of these numbers will be provided in the Company's 10-KSB report, which will be filed with the Securities and Exchange Commission.

Safe Harbor:
Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release words such as "potentially", "intend", "significant" and similar expressions, as they relate to the Company or its management as well as assumptions made by and information currently available to the Company's management identify forward looking statements. Such statements are subject to certain risks and uncertainties, including the release of orders by our customers, our ability to reduce our overhead, and our ability to generate new orders. Additional information concerning forward-looking statements is contained under the heading of risk factors listed from time to time in our filings with the Securities and Exchange Commission. There can be no assurances that the Company will be profitable in the future. We do not assume any obligation to update the forward-looking information.


             DIVERSIFIED SECURITY SOLUTIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                     (Unaudited)
                                                                                                  Three Months Ended
                                                             Year Ended December 31,                 December 31,
                                                           ----------------------------      ----------------------------
                                                              2003             2002             2003             2002
                                                              ----             ----             ----             ----
Sales                                                      $18,261,065      $18,830,093      $ 5,940,805      $ 5,856,075
Cost of sales                                               14,326,872       12,485,362        4,220,100        3,139.056 (a)
                                                           -----------      -----------      -----------      -----------
Gross profit                                                 3,934,193        6,344,731        1,720,705        2,717,020
                                                           -----------      -----------      -----------      -----------
Operating expenses
   Selling, general and administrative                       8,203,254        5,750,578        2,070,897        2,602,910 (a)
   Restrictive charge                                          717,911                           717,911
                                                           -----------                       -----------
Operating (loss) income                                     (4,986,972)         594,153       (1,068,103)         114,110
Interest income                                                 10,326           72,987            1,334           11,277
Interest expense                                              (106,464)        (136,896)         (25,627)         (23,867)
                                                           -----------      -----------      -----------      -----------
(Loss) income before taxes                                  (5,083,110)         530,244       (1,092,396)         101,520
(Benefit) provision for income taxes                        (2,126,008)         225,192       (1,790,918)          43,192
                                                           -----------      -----------      -----------      -----------
Net (loss) income                                          ($2,957,102)     $   305,052      $   698,522      $    58,328
                                                           -----------      -----------      -----------      -----------
                                                           -----------      -----------      -----------      -----------
Basic (loss) income per common share                            ($0.58)           $0.06            $0.14            $0.01
                                                                ------            -----            -----            -----
                                                                ------            -----            -----            -----
Diluted (loss) income per common share                          ($0.58)           $0.06            $0.14            $0.01
                                                                ------            -----            -----            -----
                                                                ------            -----            -----            -----
Weighted average income shares                               5,121,877        4,939,484        5,077,228        4,939,484
                                                             ---------        ---------        ---------        ---------
                                                             ---------        ---------        ---------        ---------
Weighted average diluted shares                              5,121,877        4,952,352        5,077,228        4,952,352
                                                             ---------        ---------        ---------        ---------
                                                             ---------        ---------        ---------        ---------


(a) Reclassified to conform to current year's presentation.